                                                              Exhibit 8.2

                                        Telephone:            0171-330 3000
                                        Direct Line:          0171-330 3609
                                        Fax (Group 3):        0171-330 9999
                                        Fax (Group 4):        0171-248 1100
                                                                  DX No. 73
Our Ref:           MTM/JCB/LM/TX:59315.1
                                                              21st July, 1998

Yorkshire Power Group Limited
Wetherby Road
Scarcroft
Leeds
LS14 3HS

Yorkshire Power Finance Limited
Wetherby Road
Scarcroft
Leeds
LS14 3HS



Dear Ladies and Gentleman,

REGISTRATION STATEMENT ON FORM S-4

We are legal advisers as to English law to Yorkshire Power Group Limited and Yorkshire Power Finance Limited ("Yorkshire Finance") in connection with the preparation of a Registration Statement on Form S-4, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on 21st July, 1998 (the "Registration Statement") relating to the proposed offer to exchange up to $350,000,000 aggregate principal amount of 6.154% Series B Senior Notes due 2003 and up to $300,000,000 6.496% Series B Senior Notes due 2008 of Yorkshire Finance for a like principal amount of its 6.154% Series A Senior Notes due 2003 or its 6.496% Series A Senior Notes due 2008, respectively, as set forth in the prospectus filed as part of the Registration Statement (the "Prospectus"). We have reviewed copies of the Registration Statement and the Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We confirm that the information relating to United Kingdom taxation in the section of the preliminary prospectus headed "Certain Income Tax Considerations" and specifically the paragraphs headed "UK Income Tax Considerations" is the opinion of Allen & Overy and is correct in all material respects.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Income Tax Considerations - UK Income Tax Considerations" in the preliminary prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ Allen & Overy
ALLEN & OVERY